                                                                 Exhibit 10.5


                             STOCKHOLDERS AGREEMENT

    THIS STOCKHOLDERS AGREEMENT (the "AGREEMENT") is made as of June 30, 2000, by and among Meridian Associates, L.P., an Illinois limited partnership ("MERIDIAN"), SDI, Inc., a Nevada corporation ("SDI, INC" together with its permitted assignees, collectively, the "INVESTORS"), HSA Properties, Inc., a Delaware corporation ("HSA PROPERTIES", together with the Investors and Meridian, collectively, the "INVESTOR GROUP"), and Michael A. Leven, Andrea Leven, Jonathan Leven, Robert Leven, and Adam Leven (collectively, the "LEVEN STOCKHOLDERS"), and Steven Romaniello (the "ROMANIELLO"). The Investor Group, the Leven Stockholders and Romaniello are collectively referred to as the "STOCKHOLDERS" and individually as a "STOCKHOLDER."

                                    RECITALS

    The Leven Stockholders are holders of Common Stock of U.S. Franchise Systems, Inc., a Delaware corporation (the "COMPANY"). Romaniello is or may become a holder of Common Stock of the Company. Meridian is a holder of Common Stock of the Company, and the Investors have agreed to purchase shares of the Company's Series A 8.5% Cumulative Redeemable Preferred Stock and Series B 6.0% Cumulative Redeemable Convertible/Exchangeable Preferred Stock on the terms and subject to the conditions of a Recapitalization Agreement among the Investor Group and the Company dated as of June 2, 2000 (the "RECAPITALIZATION AGREEMENT").

    The Company and some of the Stockholders are parties to a Stockholders' Agreement dated March 12, 1998 as amended March 10, 1999 (the "HSA STOCKHOLDERS AGREEMENT"), providing, among other things, for restrictions on transfers of Common Stock held by them. By separate agreement, the parties to the HSA Stockholders Agreement have agreed to terminate the HSA Stockholders Agreement effective on the Closing Date under the Recapitalization Agreement (the "EFFECTIVE DATE").

    The Stockholders desire to enter into this Agreement for the purposes, among others, of (i)assuring continuity in the management and ownership of the Company, and (ii)limiting the manner and terms by which the Stockholders' Preferred Stock and Common Stock may be transferred.

                                   AGREEMENT

    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

    1. DEFINED TERMS. Capitalized terms used herein as defined terms and not otherwise defined shall have them meanings given to them below:

    "AFFILIATE" with respect to any Person, means any other Person, entity or investment fund controlling, controlled by or under common control with such Person and any partner of such Person which is a partnership. "AFFILIATE" with respect to the Investor Group, means, in addition to the foregoing, any and all of the lineal descendants of Nicholas J. Pritzker, deceased, any and all trusts for their benefit or for the benefit of any of their spouses, and any Person owned or controlled by such lineal descendants or trusts.

    "BROKERS TRANSACTION" has the meaning provided in Section 4(4) of the Securities Act of 1933.

    "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of the Company, as amended, supplemented or restated from time to time.

    "COMMON STOCK"means the Common Stock of the Company, $.01 par value.

    "CURRENT MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, on the day as of which "CURRENT MARKET PRICE" is being determined.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "FAMILY GROUP" with respect to any person, means such person's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such person and/or the person's spouse and/or descendants.

    "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock and Underlying Common Stock on a fully-diluted basis (a "5% OWNER"), who is not an Affiliate with any such 5% Owner and who is not in the Family Group of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

    "ORIGINAL SHARES" with respect to any Person or group means the Shares held by such Person or group as of the Effective Date and Shares acquired after the Effective Date pursuant to the exercise of options or conversion/exchange rights.

    "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

    "PREFERRED STOCK" shall mean the Series B 6.0% Cumulative Redeemable Convertible/Exchangeable Preferred Stock of the Company acquired by the Investor Group pursuant to the Recapitalization Agreement.

    "SHARES" means (i) any Common Stock held, purchased or otherwise acquired by any Stockholder, (ii) any Preferred Stock purchased or otherwise acquired by any Stockholder, (iii)any warrants purchased or otherwise acquired by any Stockholder, (iv)any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause(i) above or the Preferred Stock referred to in clause (ii) above (including the Underlying Common Stock) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and
(v)any other shares of any class or series of capital stock of the Company held by a Stockholder.

    "UNDERLYING COMMON STOCK" shall mean (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any equity securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any person who holds Preferred Stock will be deemed to be the holder of the Underlying Common Stock obtainable upon conversation of such Preferred Stock and regardless of any restriction on the exercise of the conversion of such Preferred Stock for purposes of this Agreement.

    2. RESTRICTIONS ON TRANSFER OF SHARES.

        (a) TRANSFER OF SHARES. From and after the Effective Date, no Stockholder shall sell, transfer, assign, pledge or otherwise dispose (whether voluntarily or involuntarily, by operation of law or otherwise a "TRANSFER") of any interest in any Shares, whether now owned or hereafter acquired, in violation of the provisions of this Agreement. Each Stockholder agrees not to consummate any Transfer subject to this Agreement until 20 days after the later of the delivery to the other Stockholders of such Stockholder's Offer Notice or Sale Notice (if required by this Agreement), unless the parties to the Transfer have been finally determined pursuant to this SECTION 2 prior to the expiration of such 20 day period (the "ELECTION PERIOD").

        (b) FIRST OFFER RIGHT. At least 20 days prior to making any Transfer of any Shares, other than a Transfer of Shares held by the Investor Group, the Stockholder intending to make such transfer (the "TRANSFERRING STOCKHOLDER") shall deliver a written notice (the "OFFER NOTICE") to the other Stockholders (the "OTHER STOCKHOLDERS"). The Offer Notice shall disclose in reasonable detail the proposed number of Shares to be transferred, the identity of the proposed transferee, and the proposed terms and conditions of the Transfer and shall be accompanied by a bona fide offer to purchase such Shares on such terms and conditions from an Independent Third Party or other Person not an Affiliate of the Transferring Stockholder. Each Other Stockholder may elect to purchase all (but not less than all) of its, his or her Pro Rata Share (as defined below) of the Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 10 days after delivery of the Offer Notice. Any Shares not elected to be purchased by the end of such 10 day period shall be reoffered for the 10 day period prior to the expiration of the Election Period by the Transferring Stockholder on a pro rata basis to the Other Stockholders who have elected to purchase their Pro Rata Share. If any Other Stockholders have elected to purchase Shares from the Transferring Stockholder, the transfer of such Shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within 10 days after the expiration of the Election Period. To the extent that the Other Stockholders have not elected to purchase all of the Shares being offered, the Transferring Stockholder may, within 30 days after the expiration of the Election Period, transfer such Shares to the proposed transferee named in the Offer Notice for the price per Share specified in the Offer Notice and on the other terms and conditions stated in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction. Each Stockholder's "PRO RATA SHARE" shall be based upon such Stockholder's proportionate ownership of all Shares on a fully-diluted basis.

        (c) PERMITTED TRANSFERS.  The restrictions and rights contained in this
    SECTION 2 shall not apply with respect to any Transfer of Shares:

           (i) by a Leven Stockholder or Romaniello pursuant to applicable laws of descent and distribution or among such Stockholder's Family Group; provided, however, that the restrictions contained in this SECTION 2 shall continue to be applicable to the Shares after any such Transfer; and provided, further, that the transferees of such Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Shares so transferred;

           (ii) by Michael and/or Andrea Leven in Brokers Transactions, after notice to the Investor Group, at any time and from time to time after the second anniversary of the Effective Date; provided that Michael and/or Andrea Leven shall not be permitted to Transfer, in the aggregate, more than one-third of their Original Shares before the third anniversary of the Effective Date or more than two-thirds of their Original Shares before the fourth anniversary of the Effective Date;

           (iii) by a Leven Stockholder (other than Michael and Andrea Leven) in Brokers Transactions at any time and from time to time after notice to the Investor Group;

           (iv) by Romaniello in Brokers Transactions, after notice to the Investor Group, at any time and from time to time after the fourth anniversary of the Effective Date; provided that Romaniello shall not be permitted to Transfer, in the aggregate, more than one-third of his Original Shares before the fifth anniversary of the Effective Date or more than two-thirds of his Original Shares before the sixth anniversary of the Effective Date; and

           (v) by any Stockholder to the Company.

    3. TAG-ALONG RIGHTS. In the event that the Investor Group proposes to Transfer, in one or a series of related transactions, more than 20% of their Original Shares to an Independent Third Party and not involving a "BROKERS TRANSACTION" within the meaning of Rule 144 under the Securities Act of 1933, they shall deliver a written notice (the "SALE NOTICE") to the Other Stockholders, specifying in reasonable detail

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the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer with respect to any Shares they then hold by delivering written notice to the Investor Group within 10 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Investor Group and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Shares equal to the product of (a)the quotient determined by dividing the percentage of Shares owned by such person by the aggregate percentage of Shares owned by Investor Group and the Other Stockholders participating in such sale and (b)the number of Shares to be sold in the contemplated Transfer. The Investor Group shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in the contemplated Transfer, and the Investor Group shall not transfer any of their Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Other Stockholders. If any portion of the Preferred Stock is included in any Transfer of Shares under this SECTION 3, the Transfer of such Preferred Stock shall be treated as a transfer of the Underlying Common Stock, and the purchase price for each share of Preferred Stock shall be equal to the full purchase price determined hereunder for the underlying Common Stock issuable upon conversion of the Preferred Stock to be transferred less any price payable by the holder of the Preferred Stock in connection with such conversion/exchange.

    4. CO-SALE RIGHTS. In the event that the Investor Group proposes to Transfer more than 50% of their Shares to an Independent Third Party, they may deliver a written notice (the "CO-SALE NOTICE") to the Other Stockholders, not less than 10 days prior to the date of such Transfer, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer and directing that the Stockholders shall participate in such proposed Transfer. If the Investor Group gives the Co-Sale Notice, each Stockholder shall participate in such Transfer and sell, at the same price and on the same terms, a number of Shares equal to the product of
(a) the quotient determined by dividing the number of Shares owned by each Stockholder by the aggregate number of Shares owned by all Stockholders and
(b) the number of Shares to be acquired by the proposed transferee. If any portion of the Preferred Stock is included in any Transfer of Shares under this
SECTION 4, the Transfer of such Preferred Stock shall be treated as a transfer of the Underlying Common Stock, and the purchase price for each share of Preferred Stock shall be equal to the full purchase price determined hereunder for the underlying Common Stock issuable upon conversion of the Preferred Stock to be transferred less any price payable by the holder of the Preferred Stock in connection with such conversion/exchange.

    5. PLEDGE OF SHARES. From and after the Effective Date, no Shares may be pledged without the prior written consent of the Investor Group which consent may be withheld in their sole discretion.

    6. TERMINATION OF RESTRICTIONS.  The restrictions and rights set forth in
SECTION 2 shall continue with respect to each Share until the earlier of
(a) the date on which such Share has been transferred pursuant to SECTION 2 (other than SECTION 2(c)) or (b) the seventh anniversary of the Effective Date. The restrictions and rights set forth in SECTION 2 shall terminate with respect to the Shares held by the Leven Stockholders upon the termination of Michael Leven's employment with the Company by reason of his death or disability or under circumstances constituting termination by the Company without "cause" (as defined in the applicable employment agreement) or termination by Mr. Leven for "good reason" (as defined in the applicable employment agreement). The restrictions and rights set forth in SECTION 2 shall terminate with respect to the Shares held by Romaniello upon the termination of Romaniello's employment with the Company by reason of his death or disability or under circumstances constituting termination by the Company without "cause" (as defined in the applicable employment agreement) or termination by Romaniello for "good reason" (as defined in the applicable employment agreement). The restrictions and rights set forth in SECTIONS 3, 4, and 5 shall terminate on the earlier of (i) the seventh anniversary of the Effective Date and (ii) the date upon which the Investor Group no longer holds 50% of their Original Shares.

    7. ELECTION OF DIRECTORS.

        (a) VOTING FOR DIRECTORS. On or as promptly as practicable after the Effective Date, each of the Stockholders shall take all such lawful action, including affirmatively voting the Shares owned by such Stockholder, as necessary to cause the Company's Board of Directors to consist of eleven persons and as necessary to remove incumbent directors so as to enable the election of new directors as contemplated by this SECTION 7(a). Subject to the provisions of SECTION 7(b) hereof, each of the Stockholders shall vote all of the Shares owned or controlled by such Stockholder (i) at each annual or special meeting of the Company's stockholders called for the purpose of electing directors or (ii) by written consent (in lieu of a meeting) of the Company's stockholders for the purpose of electing directors, in favor of the following:

           (A) the election to the Board of Directors of the six nominees designated from time to time by the Investor Group, two of whom shall be persons who are not directors, officers, employees, agents, or other representatives of the Investor Group or any Affiliate of the Investor Group; and

           (B) election to the Board of Directors of Michael A. Leven as long as Michael A. Leven is employed by the Company and thereafter as long as he and his Family Group and his Affiliates, collectively, hold Shares or options to acquire Shares representing in excess of 3% of the voting power represented by the Common Stock of the Company outstanding, calculated on a fully diluted basis;

           (C) election to the Board of Directors of Romaniello as long as Romaniello is employed by the Company; and

           (D) election to the Board of Directors of at least three persons who are designated or otherwise nominated in accordance with SECTION 12.1 of the Certificate of Incorporation.

        (b) REMOVAL; VACANCIES. Any director who is elected to the Board of Directors of the Company pursuant to a designation under cfiSection
    7(a) hereof (other than clause (D) of SECTION 7(a)) may be removed from the Board of Directors with or without cause upon the request of the Stockholder who designated such director and the Stockholder shall promptly take all such lawful action as necessary to call or convene a special meeting of the Company's stockholders as soon as reasonably practical and to affirmatively vote their Shares at such meeting, or to execute a written consent of stockholders in lieu of a meeting to give effect to such requested removal. In the event that a director so elected resigns, is removed from office, or otherwise ceases to serve on the Board of Directors of the Company, for any reason, the vacancy shall be filled with an individual designated in accordance with SECTION 7(a) hereof by the Stockholder who originally designated such director (in the case of directors designated under clauses
    (A), (B) or (C) of SECTION 7(a)) and by the remaining directors (in the case of directors designated under clause (D) of SECTION 7(a)), and the Stockholders shall promptly take all such lawful action as necessary to call or convene a special meeting of the Company's stockholders as soon as reasonably practical and to affirmatively vote their Shares at such meeting, or to execute a written consent of stockholders in lieu of a meeting, to elect such individual to the Board of Directors.

    8. LEGEND. Each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares (if such shares remain subject to this Agreement after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

           "The securities represented by this certificate are subject to a Stockholders Agreement dated as of June 2, 2000, among U.S. Franchise Systems, Inc. and certain of its stockholders. A copy of such Stockholders Agreement is on file at the principal offices of the Corporation."

    The Company shall imprint such legend on certificates evidencing Shares outstanding as of the Effective Date. The legend set forth above shall be removed from the certificates evidencing any Shares that are no longer subject to this Agreement by reason of a Transfer permitted by SECTION 2 hereof.

    9. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not be required to record such Transfer on its books or treat any purported transferee of such Shares as the owner of such shares for any purpose.

    10. AMENDMENT AND WAIVER. Except as otherwise provided herein, any provision of this Agreement may be amended, modified, or waived if such modification, amendment or waiver is approved in writing by the holders of at least 90% of the Shares and Underlying Common Stock; provided that no such covenant shall materially and adversely affect the right of any Stockholder who did not consent thereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    12. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    13. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Stockholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares.

    14. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    15. REMEDIES. The Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

    16. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to any other recipient at the address indicated on the Schedules hereto and to any subsequent holder of Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

    17. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

    18. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

INVESTOR GROUP:                             MERIDIAN ASSOCIATES, L.P.

                                            By: Meridian Investments, Inc.
Its General Partner
                                            By:    /s/ H.S. Handelsman
                                                   -----------------------------------------

                                            Name:  H.S. Handleman
                                                   -----------------------------------------

                                            Its:   Vice President
                                                   -----------------------------------------

                                            SDI, INC.

                                            By:     /s/ H.S. Handelsman
                                                   -----------------------------------------

                                            Name:   H.S. Handelsman
                                                   -----------------------------------------

                                            Its:    Vice President
                                                   -----------------------------------------

                                            HSA PROPERTIES INC.

                                            By:    /s/ H.S. Handelsman
                                                   -----------------------------------------

                                            Name:  H.S. Handelsman
                                                   -----------------------------------------

                                            Its:   Vice President
                                                   -----------------------------------------

                                            200 West Madison, Suite 3800
                                            Chicago, Illinois 60606
                                            Attention: Harold S. Handelsman
LEVEN STOCKHOLDERS:
                                            /s/ Michael A. Leven
                                            -----------------------------------------------
                                            Michael A. Leven

                                            /s/ Andrea E. Leven
                                            -----------------------------------------------
                                            Andrea E. Leven

                                            /s/ Jonathan Leven
                                            -----------------------------------------------
                                            Jonathan Leven

                                            /s/ Robert Leven
                                            -----------------------------------------------
                                            Robert Leven

                                            /s/ Adam Leven
                                            -----------------------------------------------
                                            Adam Leven
ROMANIELLO:

                                            /s/ Steven Romaniello
                                            -----------------------------------------------
                                            Steven Romaniello

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